NUMBER

LTXB

LEGACYTEXAS FINANCIAL GROUP, INC.

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP 52471Y 10 6

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

CERTIFICATE OF STOCK

LEGACYTEXAS FINANCIAL GROUP, INC.
a Maryland corporation

The shares evidenced by this certificate are transferable only on the books of LegacyTexas Financial Group, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. **THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.**

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, LegacyTexas Financial Group, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be affixed hereunto.

Dated:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

LEGACYTEXAS FINANCIAL GROUP, INC. CORPORATE SEAL 2010 ★ MARYLAND ★

SECRETARY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The Board of Directors of LegacyTexas Financial Group, Inc. (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend certain sections of the Articles of Incorporation.

Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Company may require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

[ ]

____
(please print or typewrite name and address including postal zip code of assignee)

____

______________________________ Shares

of the Common Stock represented by the within certificate, and does hereby irrevocably constitute and appoint

______________________________ Attorney

to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated ______________________

X______________________________

X______________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.